Exhibit 5.2

June 6, 2013

Ancestry.com Inc.

360 West 4800 North

Provo, Utah 84604

Ladies and Gentlemen:

We have acted as special Utah counsel to iArchives, Inc., a Utah corporation (the “Company”) and a subsidiary of Ancestry.com Inc., a Delaware corporation (“Issuer”), in connection with the Issuer’s offer to exchange up to $300,000,000 in aggregate principal amount of its 11.00% Senior Notes due 2020 (the “Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 11.00% Senior Notes due 2020 that were issued on December 28, 2012 (the “Outstanding Notes,” and together with the Exchange Notes, the “Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 6, 2013 (the “Registration Statement”). Pursuant to the Indenture, dated as of December 28, 2012, among the Guarantor, the other guarantors named therein and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”), the Exchange Notes will be unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indenture (the “Exchange Note Guarantees”). All capitalized terms used herein that are defined in, or by reference in, the Indenture have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.

For purposes of this letter, we have examined such questions of law as we have deemed necessary and appropriate and have also examined the following documents and instruments:

1.	the Indenture;

2.	the form of Exchange Note representing the Exchange Notes; and

3.	the Exchange Note Guarantee whose terms are set forth in the Indenture.

The Indenture and the Exchange Note Guarantees are referred to collectively in this letter as the “Transaction Documents.”

Ancestry.com, Inc.

June 6, 2013

We have further examined:

A. A copy of the Amended and Restated Articles of Incorporation of the Company, as filed with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Division”) on October 20, 2010 as an exhibit to the Articles of Merger of Perrier Acquisition Corp with and into iArchives, Inc., with the Company as the surviving corporation, as certified by the Division on May 8, 2013 (as amended, the “Articles”), and the Bylaws of the Company, dated as of September 16, 2010 and as subsequently amended (as amended, the “Bylaws”);

B. A Certificate of Existence issued by the Division as of June 5, 2013, with respect to the Company, indicating that as of such date the Company was in good standing in the State of Utah (the “Certificate of Existence”);

C. The Written Consent of the Board of Directors of the Company, dated December 28, 2012, approving the Transaction Documents (the “Board Consent”);

D. Secretary Certificate of the Company, dated December 28, 2012 (the “Secretary’s Certificate”); and

E. A certificate, dated on or about the date the Registration Statement is filed, from an officer of the Company as to certain factual matters relating to this opinion letter (the “Opinion Certificate”).

The opinions set forth in this letter, as they relate to specific documents, relate to the specified documents and do not extend to documents, agreements, or instruments referred to in those documents (even if incorporated therein by reference) that are not expressly identified in this letter as having been examined by us.

The Transaction Documents purport to be governed by and construed in accordance with the laws of the State of New York. The opinions expressed herein are based and are limited to the laws of the State of Utah. Although some of our partners or attorneys are admitted to practice law in states other than the State of Utah, we have made no independent investigation of the laws of any state other than the State of Utah, and we do not purport to express any opinion concerning the laws of any state other than the State of Utah.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Utah.

2. The Company has the corporate power and authority to execute and deliver, and perform its obligations under, each of the Exchange Note Guarantees.

Ancestry.com, Inc.

June 6, 2013

3. The Exchange Note Guarantees have been duly authorized by the Company, and, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Initial Notes, will be duly executed and delivered by the Company.

In rendering the foregoing opinions, we have assumed, with your consent:

(a) The genuineness of the signatures not witnessed;

(b) The authenticity of documents submitted as originals and the conformity to originals of documents submitted as copies;

(c) The legal capacity of all natural persons who executed the Transaction Documents, the Secretary’s Certificate, and the Opinion Certificate; and

(e) The Transaction Documents accurately describe and contain the understandings of each and every party thereto, and there are no oral or written statements or agreements by any of the parties to the Transaction Documents that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Transaction Documents.

The opinions set forth above are subject to the following qualifications, comments and limitations:

(i) This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions expressed in this letter are based upon the law in effect, and factual matters as they exist, on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by any legislative action, judicial decision or otherwise.

(ii) To the extent that the any of the Transaction Documents are incomplete, contain blanks, or refer to other agreements or documents, we express no opinion as to what effect, if any, such incomplete matters, blanks, or other items may have on the matters covered by this letter. In addition, to the extent that the Transaction Documents refer to or incorporate by reference any other document or item, we express no opinion as to such other document or item or as to the effect, if any, such reference or incorporations by reference may have on the matters covered by this letter.

(iii) We express no opinion (a) on the accuracy of any representation or warranty or the accuracy of any calculations, descriptions, or facts in the Transaction Documents or in any exhibit or schedule thereto or in any document referenced therein or related thereto or in the Registration Statement; (b) regarding the content or adequacy of disclosures with respect to the Registration Statement, the Transaction Documents and the transactions contemplated thereby; (c) as to compliance with any federal or state securities laws or regulations; (d) as to the tax or accounting effects of, or the characterization of, the Transaction Documents or the transactions contemplated thereby; or (e) as to any disclosure or reporting obligations of the Company or any of the Other Parities and their respective participants, agents, successors and assigns with respect to the transactions contemplated by the Transaction Documents.

Ancestry.com, Inc.

June 6, 2013

(iv) Our opinion at Paragraph 1 is based solely upon the Certificate of Existence.

(v) Our opinion at Paragraph 2 is based solely upon our review of the Articles, Bylaws, the Board Consent, the Secretary’s Certificate and the Opinion Certificate.

This opinion may be relied upon by Fried, Frank, Harris, Shriver & Jacobson LLP, as if it were addressed to it, in connection with the Transaction Documents and the transactions contemplated thereby. We consent to the filing of this opinion letter to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

SNELL & WILMER L.L.P.